Hi I'm Dr. Craig Dionne, a cancer research scientist and CEO of GenSpera. Ask me anything!

submitted 1 day ago * bydrcraigdionne

My team, Genspera Inc., and I have developed a promising new cancer drug, Mipsagargin that we are hopeful will revolutionize the treatment of cancer. This groundbreaking plant based drug will be taken in lieu of chemotherapy to kill brain and liver cancers with limited to no side effects unlike traditional cancer treatments. We have completed our phase 2 liver cancer trial, and are currently dosing our phase 2 brain cancer patients. We hope Mipsagargin will be approved and available to the public in the next three or four years. Please check outhttp://www.genspera.com/ for more info on Genspera, and to follow our story!

Disclaimer: I have someone helping me type out my responses to help save time and I will try to answer as many questions as possible, however due to regulatory restrictions there may be some I cannot answer at this time.

UPDATE: It's time for me to run along. Thank you for participating in my first Reddit session. I look forward to speaking with you all again as news develops!

Proof:https://twitter.com/GenSperaNews/status/631490329686839296

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[–] gilfpound69 1 point 1 day ago

how many people's basic annual healthcare could be covered for the cost of a single treatment of your drug?

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[–] drcraigdionne [S] 2 points 1 day ago

I'm glad you're aware of the dialogue of price vs. value in cancer treatments. It's still too early to talk about pricing because we don't have sufficient clinical trial data for a direct comparison to other drugs. I have commented in my chairmen's blog post recently on how we create value in our drugs, I've included the link below:http://www.thechairmansblog.com/genspera/craig-dionne/pricing-vs-value-of-cancer-drugs/

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[–] gilfpound69 1 point 1 day ago*

lemme help you out. average per capita healthcare in the US is ~7

grand. so for every 7000 dollars you spend on your treatment, you could provide 1 person basic healthcare for a year.

how many times can you fit the number 7000 into your treatment estimate?

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[–] depleteduraniumftw 2 points 1 day ago

Have you seen Run From the Cure?

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[–] drcraigdionne [S] 3 points 1 day ago

I've heard about it but haven't watched the video, thanks.

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[–] mipsagargin33 2 points 1 day ago

Dr. Dionne, what's the thinking behind the recent deferral or cancellation of the P2 trials for prostate and kidney cancer?

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[–] drcraigdionne [S] 2 points 1 day ago

We deferred the prostate and renal cancer trials to focus our limited resources on near-term opportunities in liver and brain cancer.

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[–] JanieJo1 2 points 1 day ago

I just read up on this treatment. In your intro, you are hoping to make this available in 3-4 years. Meanwhile, there are desperate terminal patients for whom this drug might provide a cure or a significant life extension. I know that the first rule is "do no harm." But, for a terminal patient, wouldn't this drug offer some hope to someone with nothing to lose while offering you some valuable data? I know I would want to take this drug in that situation.

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[–] drcraigdionne [S] 1 point 1 day ago

We're very cognizant of the need and desires of cancer patients and their families. It is what drives our urgency and passion for work every single day. However, the company operates in a very highly regulated environment. We are focused on the most direct way to get the drug

approved on a global scale. Unfortunately for some patients this means we have to direct our efforts and get our drug to patients only in the setting of formal clinical trials.

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[–] Wilson70195 1 point 1 day ago

What type of patients do you look for with these trials? What are the qualifications to be a candidate?

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[–] drcraigdionne [S] 1 point 1 day ago

All the eligible critera is posted on clinicaltrials.gov. Please check there for the qualifications.

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[–] CosmicLove45078 2 points 1 day ago

I want to first say how great it is to hear that there are new methods and treatments toward treating cancer. My question is.. If this drug gets approved how would patients receive the drug? What would the treatment process be for them?

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[–] Latourian 2 points 1 day ago

The drug is currently administered via an IV infusion, and should also be able to be delivered by injection via the nano-emulsion version GNSZ is developing.

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[–] drcraigdionne [S] 2 points 1 day ago

Currently Mipsagargin is administered as an intravenous infusion of 30-60 minutes on 3 consecutive days. We repeat this process every 28 days.We are also working on an injection form of the drug in which we simply inject the drug into the arm of the patient without the intravenous infusion bag. For liver cancer patients we are also considering a direct injection into the hepatic artery that feeds the liver.

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[–] mipsagargin33 2 points 1 day ago

Dr. Dionne, what would a potential partnership deal look like? how would it be structured? Would the partner simply buy the company outright? or the asset? a royalty deal which pays a royalty in the event of FDA approval? equity stake? cash infusion?

What is your preferred structure?

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[–] drcraigdionne [S] 2 points 1 day ago

The simple answer is yes to everything.

We are discussing opportunities with a number of different companies based in the US, Europe, Asia and Latin America. Every company has different needs and different desires for partnership structure. Our board is uniform in their desire to keep all options open. The preferred structure is what's in the best interest of the shareholders. This is very dynamic process and a very exciting time for the company.

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[–] loveorganic 2 points 1 day ago

After watching your video I'm eager to learn more of where you are currently at with your trials. Can you explain how your brain cancer trials are progressing?

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[–] drcraigdionne [S] 1 point 1 day ago

The phase 2 glioblastoma was a two-stage design. We needed to see sufficiently positive data in the first 12 patients to expand to an enrollment of 22 additional patients. We saw such good data and we announced the expanded enrollment and the second stage is underway. We will give additional details in the coming months, you will be able to find this information in our press releases tab on our websitehttp://www.genspera.com/.

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[–] mipsagargin33 2 points 1 day ago

Dr. Dionne,

I'm sure you can't answer this question, but I'll ask it anyway. After the P2

results for the glioblastoma trial are released, how likely is it that mipsagargin will be designated as a breakthrough therapy by the FDA? or fast tracked or somehow accelerated?

Trying to read the tea leaves, are you so excited about glio data that trials for prostate and kidney become less important?

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[–] Wilson70195 2 points 1 day ago

When are you planning to begin Phase 3 Liver trials?

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> [–] drcraigdionne [S] 1 point 1 day ago
>
> We plan to begin the next liver study in late 2015 or early 2016 depending upon where we stand with a potential corporate partner at that time.
>
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[–] bsp3076 1 point 1 day ago

What is your opinion of Dr. Burzynski and his work with antineoplastons?

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[–] mipsagargin33 1 point 1 day ago

Dr. Dionne, given what you know now, what would you have done differently since taking Genspera public?

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[–] Latourian 1 point 1 day ago

Would you say that one of mipsagargin's biggest potentials is that it seems like it should work well with other types of therapeutics?

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[–] espressowhiterussian 1 point 1 day ago

I've heard that cancer has already been cured in mice/rats, but those treatments don't work the same on humans. Was your drug tested on animals? If so, is it having the same results in human trials?

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[–] BabaluluPangus 1 point 1 day ago

Thank you for your important pioneering work!

- Have you been involved with any research into other plant/fungi based treatments? If so, what plants/fungi?
- Given your answer to the question about the actual plant being from folklore, do you think it is important to treat each culture's 'medicine book' with complete seriousness?
- How much of your work actually goes into researching the species of plants/fungi and how much into synthesizing it?
- Are you informed with some of the psychedelic treatments being administered at some of Universities around the US to treat terminally ill brain cancer patients ?

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[–] loveorganic 1 point 1 day ago

Hi Dr. Dionne - You said this was a plant based drug. What type of plant have you found, and how did you come across this plant?

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[–] drcraigdionne [S] 3 points 1 day ago

The active component of our lead drug is based on the molecule Thapsigargin. Thapsigargin is isolated from the plant Thapsia which grows in the Mediterranean area and has been used since the Ancient Greeks for a variety of folk medicines. Dr. Soren Christensen is the chemist who was curious enough to isolate the active ingredient for these folk medicines. He showed the chemical structure and molecular mechanism of action and that it potently kills cells by upsetting calcium levels. Dr. John Isaacs recognized that Thapsigargin would be useful as a cancer drug if it could be specifically targeted to tumors. So together Dr. Issacs and Dr. Christensen collaborated to take Thapsigargin into our lead drug.

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[–] drcraigdionne [S] 3 points 1 day ago

It occured to me that a good way to capture this story is through a video on our website, it's called "The Genspera Story", you can find

it here:http://www.genspera.com/news/videos

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[–] loveorganic 1 point 1 day ago

Thanks for sending! This video was extremely helpful and educational.

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